Exhibit 21.1

Certificate of Incorporation for ACROSS THE RIVER PRODUCTIONS LTD. Incorporated under the laws of the Province of Ontario, Canada on April 26, 2006.

Certificate  of   Incorporation   for  ACROSS  THE  RIVER  II  PRODUCTIONS  LTD.
Incorporated  under the laws of the  Province of Ontario,  Canada on February 5,
2007


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